                                                                    EXHIBIT 99.1

FOR IMMEDIATE RELEASE                      CONTACT:  RUBENSTEIN ASSOCIATES, INC.
                                                                     ROB SOLOMON
                                                                  (212)-843-8050
LONE STAR STEAKHOUSE & SALOON, INC.                                NASDAQ:  STAR
Dividend Declaration Correction
WICHITA, KANSAS                                                   APRIL 14, 2004

Inadvertently,  the payable date and record date for the quarterly cash dividend announced  April 13, 2004 on the First Quarter  Preliminary  Unaudited  Earnings
Release were transposed. The correct information is as follows:

On April 13, 2004, Lone Star Steakhouse & Saloon,  Inc. announced that the Board of Directors  declared the Company's  quarterly cash dividend of $.175 per share payable May 7, 2004 to shareholders of record on April 23, 2004.

Lone  Star  owns  and  operates  250  domestic  Lone  Star  Steakhouse  & Saloon restaurants;  15 Sullivan's  Steakhouse  restaurants;  five Del Frisco's  Double
Eagle  Steak  House   restaurants  and  20  Texas  Land  &  Cattle  Steak  House restaurants.  Licensees operate three domestic and fourteen  international  Lone
Star  restaurants,  and one  domestic  Del  Frisco's  Double  Eagle  Steak House restaurant.

This  press  release  contains  certain  forward-looking  statements  within the meaning of Section 27A of the  Securities  Act of 1933, as amended,  and Section
21E of the  Securities  Exchange Act of 1934,  as amended.  Although the Company believes the assumptions  underlying the  forward-looking  statements  contained
herein,   including  2003  operating  performance,   comparable  sales  and  the
development plans of the Company,  are reasonable,  any of the assumptions could be inaccurate, and therefore, there can be no assurance that the forward-looking statements contained in the press release will prove to be accurate.